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                                                                   EXHIBIT 10.28

STATE OF LOUISIANA

PARISH OF CALCASIEU

                           AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (hereinafter "the Lease" or "this Lease") is made this ___ day of April, 1999, between PORT RESOURCES, INC., a Louisiana corporation, and CRU, INC., a Louisiana corporation, (hereinafter collectively, "LANDLORD"), and ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation, (hereinafter, "TENANT") and ISLE OF CAPRI CASINOS, INC. a Delaware corporation, and LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana general partnership, (the last two (2) parties of which hereinafter collectively, the "Guarantors"). This Lease amends and restates in their entirety the provisions of that certain Agreement of Lease affecting the North Tract Property (as hereinafter defined) between Port Resources, Inc. and CRU, Inc. and St. Charles Gaming Company, Inc., dated July 17, 1995 (as amended from time to time by Amendment To Lease and Second Amendment To Lease, hereinafter the "North Tract Lease") and the provisions of that certain Agreement of Lease affecting the South Tract Property (as hereinafter defined) between Port Resources, Inc. and CRU, Inc. and St. Charles Gaming Company, Inc., dated March 24, 1995 (as amended from time to time by May 3, 1995 Amendment To Lease, May 16, 1995 Second Amendment To Lease, and June 6, 1995 Third Amendment To Lease, hereinafter the "South Tract Lease").

                                  WITNESSETH

1.   LEASED PROPERTY.    LANDLORD leases to TENANT and TENANT leases from
LANDLORD the following described property with all improvements and appurtenances thereto located in the Parish of Calcasieu and State of Louisiana:

                                       I.

          That certain tract or parcel of land described as Block 22, less and except the North 40.00 feet thereof; Block 30, less and except a 40.00 foot by 396.00 foot strip on the North side thereof, belonging to Olin Corporation (formerly Mathieson Alkali Works Inc.); Block 21 and Block 29 of the Old Townsite of Westlake, and a 60.00 foot right-of-way, known as Hazel Avenue, all lying within Section 36, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, being more particularly described as follows to-wit:

          Commencing at the Northwest Corner of Block 22 of the Old Townsite of Westlake in Section 36, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana;

          Thence South 00 14' 51" West, along the West line of Block 22 and West line of said Section 36, for a distance of 40.00 feet, the point of beginning of herein described tract;

          Thence South 88 35' 31" East, 40.00 feet South of and parallel with the North line of said Block 22 and Block 30, for a distance of 396.00 feet;

          Thence North 00 14' 51" East, parallel with the West line of Block 22, for a distance of 40.00 feet, to the North line of Block 30 of the Old Townsite of Westlake;

          Thence South 88 35' 31" East, along the North line of said Block 30, for a distance of 159.12 feet to the West bank of the Calcasieu River:

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          Thence Southerly, following the meander of the top west bank or right descending bank of the Calcasieu River, for a distance of 508.70 feet more or less to the South line of Block 29 of the Old Townsite of Westlake;

          Thence North 88 35' 31" West, along the South line of Blocks 29 and 21 of the Old Townsite of Westlake for a distance of 517.50 feet to the Southwest Corner of said Block 21 and West line of the aforesaid
          Section 36;

          Thence North 00 14' 51" East, along the West line of Blocks 21 and 22 for a distance of 451.40 feet to the point of commencement;

          Herein described tract is subject to a 60.00 foot road right-of-way, known as Hazel Avenue, lying East of Westlake Avenue between Blocks 22, 30 and 21, 29 of the Old Townsite of Westlake.

          Herein described tract containing 5.75 acres, more or less, (hereinafter sometimes the "North Tract Property" or "Tract 1").


AND

                                      II.

          That certain tract or parcel of land described as Blocks 41 and 42 of the Old Townsite of Westlake, that portion of Landry Street lying East of Westlake Avenue, abandoned by document bearing file number 1495741 in the records of Calcasieu Parish, Louisiana, and that portion of land lying between the South line of said Blocks 41 and 42 and the North line of property belonging to Lake Charles Harbor and Terminal District, all lying within Section 36, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana, being more particularly described as follows to-wit:

          Beginning at the Southwest Corner of Block 21 of the Old Townsite of Westlake, said point also being the Northwest Corner of Landry Street, abandoned as per document bearing file number 1495741 records of Calcasieu Parish, Louisiana, in Section 36, Township 9 South, Range 9 West, Calcasieu Parish, Louisiana;

          Thence South 88 35' 31" East, along the South line of Blocks 21 and 29 of the Old Townsite of Westlake, for a distance of 517.50 feet to the top West bank of the Calcasieu River;

          Thence Southerly, following the meander of the top West bank or right descending bank of said Calcasieu River, for a distance of 903.90, more or less, to the North line of property belonging to the Lake Charles Harbor and Terminal District;

          Thence North 89 45' 09" West, along said North property line for a distance of 563.00 feet to an existing 2 1/2" cap pipe, marking the Northwest Corner of Lake Charles Harbor and Terminal District property, said point also being on the West line of the aforesaid
          Section 36;

          Thence North 00 14' 51" East, along the West line of said Section

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          36, for a distance of 859.69 feet to the point of beginning.

          Herein described tract is possibly subject to a 28.00 foot right-of-way on the South side of Blocks 41 and 42.

          Herein described tract containing 10.43 acres more or less, (hereinafter sometimes the "South Tract Property" or "Tract 2".

The North Tract Property, or Tract 1, and the South Tract Property, or Tract 2, sometimes hereinafter collectively are referred to as the "Leased Property".

The Leased Property generally encompasses a portion of the area known as the Burton Shellyard on the west bank of the Calcasieu River south of Interstate 10. TENANT acknowledges and confirms that TENANT has made improvements to and has been operating a riverboat gaming facility on the Leased Property since July, 1995 upon the execution of the South Tract Lease. TENANT confirms it has inspected the Leased Property and its apparent boundaries and is satisfied that its size, boundaries, encroachments, if any, and configuration are adequate for the uses intended under this Lease and hereby accepts the Leased Property in the condition presented.

2. TERM. The Initial Term of this Lease shall be five (5) years (hereinafter, the "Initial Term"), to commence March 25, 1995. TENANT shall have the option to renew this Lease for seventeen (17) additional five (5) year terms (hereinafter, the "Renewal Term") under the same terms and conditions of this Lease and as further provided below. Unless TENANT notifies LANDLORD of its intention not to exercise its option to renew at least six (6) months prior to the expiration of the Initial Term and any Renewal Term of this Lease, the Lease shall automatically be renewed for the next Renewal Term.

3. RENTAL.

     (A) Initial Term. TENANT covenants and agrees to pay to LANDLORD annual rent of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00), payable monthly in advance without demand, deduction, abatement or set off on the first day of each and every month for the first four (4) years of said initial term in two separate, equal payments of Thirty Five Thousand Four Hundred Sixteen and 66/100 Dollars ($35,416.66) each payable to Port Resources, Inc. and to CRU, Inc. TENANT covenants and agrees to pay to LANDLORD annual rent of One Million and 00/100 Dollars ($1,000,000.00), payable monthly in advance without demand, deductions, abatement or set off on the first day of each and every month for the fifth (5th) year of said initial term in two separate, equal payments of Forty One Thousand Six Hundred Sixty Six and 66/100 Dollars ($41,666.66) each payable to Port Resources, Inc. and to CRU, Inc.

     Increase In Rent For Planned Hotel Construction.    Effective upon
execution of this instrument, the above stated annual rent is increased by $200,000 which increase is payable monthly in advance without demand, deduction, abatement or setoff on the first day of each and every month in two(2) separate, equal payments of Eight Thousand Three Hundred Thirty three and 33/100 ($8,333.33) each to Port Resources, Inc. and to CRU, Inc. on the assumption that a hotel containing fewer than 260 keyed rooms is to be constructed on the Leased Property. This increase in annual rent shall be $350,000 per annum if the hotel to be constructed on the Leased Property contains 260 or more keyed rooms. If the hotel constructed, or being constructed, on the Leased Property contains fewer than 260 keyed rooms, annual rent also shall automatically increase by another $150,000 upon breaking ground for construction of any other hotel, or any addition to the hotel constructed, or being constructed, on the Leased Property.

     Notwithstanding anything in this Lease or elsewhere to the contrary, the above described $200,000 increase in annual rent, the above described $350,000 increase in annual rent and the $150,000 increase in annual rent, as the case may be, shall continue to be due and payable under this Lease should TENANT decide not to build, or finish building, any hotel and/or any addition thereto, on the Leased Property or to cease operation of any such hotel.

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     (B) First Renewal Term. The rent during the first Renewal Term shall increase over the rent during the Initial Term in annual increments of five (5%) per cent per annum or the percentage increase in the average consumer price index- all urban consumers (i.e., the percentage increase in the CPI-U [all urban consumers]) as published by the Chamber/Southwest Louisiana whose offices are in Lake Charles, Louisiana, or such organization's successor for the previous twelve (12) month period, whichever percentage is higher, computed on the total rent due for the prior twelve (12) month rental period. If at any time in the future the Chamber/Southwest Louisiana and its successor do not exist, the parties shall negotiate in good faith to utilize another organization's published average CPI-U for purposes of this provision.

     (C) Second through all subsequent Renewal Terms.   During the third
through all subsequent Renewal Terms, inclusive, the annual rent for each year of such Renewal Term shall be not less than the rent for the last twelve (12) months of the preceding Renewal Term and shall increase over the rent for the last twelve (12) months of the preceding Renewal Term by an amount equal to the greater of (i) ten percent (10%) or (ii) the sum of the percentage increase in the average consumer price index-all urban consumers (i.e., the sum of the percentage increase in the CPI-U [All Urban Consumers]) for each year of the preceding Renewal Term as published by the Chamber/Southwest Louisiana whose offices are in Lake Charles, Louisiana, or such organization's successor, computed on the total annual rent due for the last twelve (12) months of the preceding Renewal Term. If at any time in the future the Chamber/Southwest Louisiana and its successor do not exist, the parties shall negotiate to utilize another organization's published average CPI-U for purposes of this provision. (See Page 4.b for provisions of second Renewal Term.)

     Notwithstanding the foregoing, the rent during the third and all subsequent Renewal terms shall not be less than One Million Eight Hundred Thousand and 00/100 ($1,800,000.00) Dollars per year.

     (D) Proration. Rent for any period of occupancy of less than one month shall be prorated in proportion to the number of days of occupancy in that month.

     (E) Payment. All rent shall be paid to Port Resources, Inc. at Suite 1700, CM Tower, One Lakeshore Drive, Lake Charles, Louisiana 70602 and to CRU, Inc. at 101 North Huntington Street, Sulphur, Louisiana 70663-2601 or at such other address or addresses as LANDLORD, or either of them, may from time to time designate in writing.

4. USE. The Leased Property shall be used and occupied as a gaming facility and hotel and any other lawful purpose relating thereto and for no other purpose without the prior written consent of LANDLORD. The gaming facility and hotel shall be constructed and operated in accordance with the laws and regulations of the State of Louisiana and any other political subdivision having jurisdiction.

5. ZONING.     LANDLORD does not warrant that any covenant, restriction,
easement, zoning and other governmental laws or regulation in effect as of the date hereof permit the use of the Leased Property for operation of a gaming facility or hotel and uses incidental thereto.

6. SERVICES.   LANDLORD shall furnish no services.  TENANT shall be responsible for and shall pay for all utilities including any sewerage or drainage charges.

7. CONDITION OF LEASED PROPERTY.    TENANT acknowledges that, prior to TENANT'S
lease and occupancy of the Leased Property for a river boat gaming facility, the Leased Property was previously used as a stone and aggregate off-loading facility and a storage, sale and distribution yard for stone and aggregate. LANDLORD is relieved of any obligations of repair including but not limited to those obligations found in (S)2, Chapter 2 of Title IX Of Lease, of the Louisiana Civil Code. TENANT undertakes all of these obligations of repair and maintenance and otherwise assumes all obligations and responsibility for the condition of the Leased Property and indemnifies and holds LANDLORD harmless for any claim, demand or damage arising occasioned to anyone from said condition.

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8. ALTERATIONS AND IMPROVEMENTS.

     (A) TENANT may, from time to time during this Lease or any renewal or extension thereof, at its own expense make, install or construct such alterations and improvements, structural or otherwise, and install such identifications, signs, furniture, fixtures and equipment in or on the Leased Property as will, in the judgment of TENANT, adapt the same to the purposes of its business. However, no underground storage tanks shall be installed. Any dredging, excavations, bulkheads or alterations to the shoreline or construction of docking facilities or marinas shall require the prior written consent of LANDLORD. LANDLORD's consent shall not be unreasonably withheld or delayed after TENANT has fully disclosed such plans to LANDLORD.

     (B) All improvements and alterations made by TENANT (other than TENANT's personal property and trade fixtures) shall become, upon the expiration or termination of this Lease, the property of LANDLORD and shall remain on the Leased Property. Not later than the last day of the term or upon termination of this Lease, and provided TENANT is not in default, TENANT will remove all of its personal property, equipment, trade fixtures and signs and repair all damage resulting from such removal.

9.  COVENANT AGAINST LIENS.    At its cost and expense (whether by payment, by
filing the necessary bond, by order of a court of competent jurisdiction or otherwise), TENANT shall promptly remove and discharge of record all liens, encumbrances and charges upon the Leased Property, or TENANT's Leasehold interest therein, which arise as a result of any act or omission by TENANT, including all such liens, encumbrances and charges that either arise out of the possession, use, occupancy, maintenance, repair or rebuilding of the Leased Property or arise by reason of labor or materials furnished or claimed to have been furnished to TENANT or otherwise. Prior to commencement of any construction activities, TENANT shall provide a surety bond or bonds in a company or companies and in a form satisfactory to LANDLORD in an aggregate amount of not less than one hundred fifty (150%) percent of the contract amount, guaranteeing TENANT's performance under the terms of this covenant and to protect and indemnify LANDLORD against any mechanic's liens, materialman's liens, architect's lien, builder's lien or any other lien arising out of any construction or repair activities conducted on the Leased Property; provided, however, that TENANT may contest the validity of any lien or claim having first posted the bond required hereinabove to insure that, upon final determination of such claim, it shall immediately pay any judgment rendered against it with all proper costs and charges, and have such lien released without cost to LANDLORD.

10. COVENANT AGAINST MORTGAGE.      TENANT shall not grant any mortgage or
otherwise encumber the Leased Property without the prior written consent of LANDLORD. The Landlord's Consent (the "1996 Landlord's Consent") dated as of August 6, 1996 between LANDLORD, TENANT, the Guarantors and Fleet National Bank, as Trustee, constitutes such consent.

11. SUBORDINATION TO FUTURE MORTGAGES BY LANDLORD. LANDLORD represents and warrants to TENANT that, upon execution and delivery of the Lease, the Leased Property will be free and clear of all mortgages, deeds of trust and other similar instruments encumbering the Leased Property as caused by or created for LANDLORD. TENANT will accept the Lease subject to any mortgages, deeds of trust and other similar instruments hereinafter encumbering the Leased Property ("future mortgages") provided that the holder of any such future mortgage agrees in such future mortgage or separate instrument not to disturb TENANT's occupancy of the Leased Property so long as TENANT performs its obligations under the Lease on the condition that TENANT, when requested by the future mortgagee, shall execute an attornment agreement to the future mortgagee should the future mortgagee succeed to the rights of LANDLORD under the Lease.

12. SUBLETTING AND ASSIGNMENT.      (A) During the initial term of this Lease,
TENANT may not, without the prior written consent of LANDLORD, assign this Lease or sublet the whole or any part of the Leased Property. For purposes of this paragraph a conveyance or sale, regardless of how structured, of fifty-one percent (51%) or greater of TENANT's interest in the

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gaming operation conducted or to be conducted on the Leased Property shall be considered as an assignment or subletting requiring the consent of LANDLORD. LANDLORD specifically reserves its right to withhold consent. If requested by TENANT's lender (the "Lender"), LANDLORD agrees to consent to the collateral assignment to the Lender of TENANT's entire interest in the Lease, subject to the terms of the Lease. The consent of LANDLORD is further conditioned upon LANDLORD's approval of the terms and provisions of the instrument evidencing such assignment which shall include, but not be limited to, the acceptance and assumption by the Lender of each and every covenant and obligation of the TENANT under this Lease, as well as the acknowledgment and acceptance of liability by the Lender for the payment of the rent, and any arrearages, and any other charges payable under this Lease.

     (B) During any Renewal term of this Lease TENANT may not, without the prior written consent of LANDLORD, assign the Lease or sublet the whole or any part of the Leased Property. Notwithstanding the foregoing, LANDLORD shall not unreasonably withhold its consent to any assignment of subletting of the Leased Property during any Renewal term if:

          (a) At the time of the proposed assignment or sublease, the assignee or sublessee is financially capable of operating a casino and/or riverboat gaming facility of the type located at the Leased Property;

          (b) The proposed assignee or sublessee of or for the casino gaming operation has casino gaming operating experience comparable to, or greater than, TENANT's experience, or has contracted for the operation of the riverboat gaming facility on the Leased Property with a casino and/or riverboat gaming operator with experience comparable to, or greater than, TENANT's, and/or the proposed assignee or sublessee for the hotel operation has hotel management and operation experience comparable to, or greater than, TENANT'S experience or has contracted for the operation of the hotel on the Leased Property with a hotel operator with experience comparable to, or greater than, TENANT'S experience;

          (c) The proposed use of the Leased Property by such proposed assignee or sublessee is as a gaming facility and hotel site of a similar type and quality of TENANT's use under the terms of this Lease;

          (d) The proposed assignee or sublessee, and any party with whom the assignee or sublessee has contracted as provided in Paragraph 12(B)(b), has all requisite licenses in the State of Louisiana to operate a gaming facility and hotel, the proposed assignee or sublessee, and any party with whom the assignee or sublessee has contracted as provided in Paragraph 12(B)(b), is not under current investigation or has not been suspended or declined a similar license, in another state, and is of suitable moral character reasonably satisfactory to LANDLORD; and

          (e) The proposed assignee or sublessee executes an agreement in form and substance satisfactory to LANDLORD assuming and agreeing to perform all obligations of TENANT under this Lease which agreement shall include, but not be limited to, the acceptance and assumption by the assignee or sublessee of each and every covenant and obligation of the TENANT under this Lease, as well as the acknowledgment and acceptance of liability by the assignee or sublessee for the payment of the rent, and any arrearages, and any other charges payable under this Lease;

          (f) The TENANT, and/or present party TENANT, shall remain responsible and liable for all of the obligations of TENANT under the Lease.

     (C) Each and every assignee, sublessee and Lender, whether as assignee, sublessee or Lender or as successor in interest of any assignee, sublessee and Lender of TENANT, shall immediately be and become and remain liable for the payment of the rent and other charges payable under this Lease, and for the due performance of all the covenants, agreements, terms and provisions of this lease, on TENANT's part to be performed, and each and every provision of this Lease applicable to TENANT prior to such assignment shall also apply to and bind every such assignee, sublessee and

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Lender with the same force and effect as though such assignee, sublessee and
Lender were the party named originally as TENANT in the Lease.

     (D) If requested by TENANT'S lender (hereinafter the "Hotel Lender") which is financing for TENANT the construction of a hotel on the Leased Property (hereinafter the "Hotel



Construction"), LANDLORD agrees, subject the Hotel Lender's acceptance, as well as the acceptance of TENANT and the Guarantors, of the conditions of consent hereinafter provided, to negotiate in good faith a consent instrument for the collateral assignment or mortgage by TENANT, for the sole purpose of providing collateral for the Hotel Construction, in favor of the Hotel Lender of TENANT'S entire interest in the Lease and in the hotel, which collateral assignment or mortgage shall be subject to and subordinate to this Lease. LANDLORD'S execution of any such consent instrument shall be conditioned upon such instrument including, but not being limited to, the Hotel Lender's agreement, as well as that of TENANT and the Guarantors, for the benefit of LANDLORD, that any collateral assignment and/or mortgage shall affect and encumber not less than the entire interest of TENANT in the Lease, and that any collateral assignment and/or mortgage shall provide for the express assumption by the Hotel Lender, at the earlier of the time of the Hotel Lender's taking ownership of the TENANT'S interest in the Lease or the time of use, occupancy or possession in any manner by the Hotel Lender of the TENANT'S interest in the Lease and/or the Leased Property, of each and every covenant and obligation of TENANT under the Lease, as well as the express acceptance of liability by the Hotel Lender for the payment of rent under the Lease, and any arrearages, and any other charges payable under the Lease. Additionally, LANDLORD'S execution of any such consent instrument shall be conditioned upon LANDLORD'S approval of the collateral assignment and/or mortgage in favor of the Hotel Lender.

     The provisions of paragraph 12 (B) and (C ) shall apply to any assignment or sublease by any Lender or Hotel Lender of TENANT's interest in the Lease, however LANDLORD expressly reserves the right to approve any such assignment or sublease which approval will not be unreasonably withheld.

     LANDLORD has consented to the assignment by TENANT of fifty (50%) percent of TENANT's capital stock to Louisiana Riverboat Gaming Partnership ("LRGP"), a Louisiana partnership comprised of LRGP Holdings, Inc., a Louisiana corporation, and CSNO, Inc., a Louisiana corporation, both of which are wholly owned by Isle Of Capri Casinos, Inc. Additionally, LANDLORD has granted the 1996 Landlords' Consent.

     LRGP has joined TENANT as a party to this Lease, and LRGP has acknowledged and faithfully guarantees all of the covenants, agreements, terms and provisions of this Lease, on TENANT's part to be performed.

13. SUBORDINATION FOR LENDER OR HOTEL LENDER. Notwithstanding anything else in this Lease or elsewhere, explicit or implied, to the contrary, LANDLORD has not, and will not, subordinate this Lease in favor of or for the benefit of any collateral assignment, mortgage or other security instrument or device, or in favor of or for the benefit any present or future holder or owner of any such collateral assignment, mortgage or other security instrument or device.

14. EMINENT DOMAIN.

     (A) If all or part of the Leased Property or any improvements thereon are taken by right of eminent domain, this Lease shall terminate as to the property so taken and the rent and all other charges relating to the property so taken which are TENANT's responsibility shall be proportionately reduced during the unexpired portion of this Lease, effective as of the date of taking. If as a result of the taking, the Leased Property is no longer suitable by reason of its resulting size, shape or configuration for the purposes of this Lease, this Lease shall terminate as to all of the Leased

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Property.

     (B) TENANT shall only be entitled to share in the compensation awarded expressly for the loss of its business and improvements. LANDLORD shall be entitled to all other compensation. TENANT shall not assert or be entitled to any leasehold advantage.



15. DEFAULT.

     (A) If TENANT defaults in the performance of any of the covenants or conditions on its part to be performed, LANDLORD may give TENANT written notice of such default, and if TENANT does not cure such default within twenty (20) days after receipt of such notice (or, if such default is of such a nature that it cannot be cured within the twenty (20) days, if TENANT does not commence such cure within said twenty (20) day period and thereafter proceed with diligence to cure the default), or if TENANT enters into any transaction or series of transactions in which any or substantially all of TENANT's assets are disposed of, or if TENANT is adjudicated bankrupt, or a receiver of its property is appointed, TENANT shall be in breach of this Lease and LANDLORD may at its option elect either of the following remedies:

          (i)  LANDLORD may terminate this Lease on a date not less than five
(5) days after TENANT's receipt of written notice of such termination, and on the date specified in said notice, this Lease shall terminate, and TENANT shall quit and surrender the Leased Property to LANDLORD. In the event of such termination, LANDLORD shall be entitled to damages equal to any sums owed and unpaid as of the date of such default and TENANT shall also remain liable for the annual rental to become due during the balance of the Lease term, the same to be paid by TENANT to LANDLORD on the regular days stipulated for the payment of rent; provided, however that LANDLORD shall be obligated to use commercially reasonable efforts to relet the Leased Property, and if the Leased Property is relet in whole or in part, TENANT shall be entitled to a credit in the net amount of any rental payments received by LANDLORD as a result of such reletting (after deducting reasonable expenses for reletting, including any necessary costs of repair of the Leased Property). Further, in the event of termination of this Lease as aforesaid, LANDLORD shall have the right to remove therefrom any part of TENANT's personal property, equipment and trade fixtures located therein and place the same in storage at the expense of TENANT; or

          (ii) LANDLORD may cure such breach by performing the obligation(s) of TENANT giving rise to the default and, in such event, the reasonable amount of all expenses thereby incurred by LANDLORD shall be deemed payable by TENANT with the next monthly installment(s) of rent.

          (B) The full amount of the cost and expense incurred by LANDLORD, together with the amount of any attorney's fees in instituting, prosecuting or defending any action or proceeding by reason of any default of TENANT hereunder, shall be paid by TENANT to LANDLORD with interest at the maximum permissible legal rate thereon.

16. LANDLORD'S RIGHT OF ENTRY.

     (A) LANDLORD has the right to enter the Leased Property at any reasonable time for the purpose of inspection or to confirm compliance by TENANT with the Lease or to perform other authorized acts; provided, however, that LANDLORD in such inspections and confirmations shall not unduly interfere with the business of TENANT on the Leased Property.

     (B) LANDLORD may show the Leased Property to prospective purchasers and mortgagees, and, during the sixty (60) days prior to expiration of this Lease or applicable renewal or extension period LANDLORD may show the Leased Property to prospective tenants.

17. TAXES. LANDLORD shall pay all real estate taxes on the unimproved value of the Leased Property, however, LANDLORD shall never pay more than the amount of said taxes in March 1995. TENANT shall pay that portion of the real estate taxes on the unimproved value of the Leased

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Property not paid by LANDLORD. TENANT shall pay any special assessments, including paving, drainage or other assessments, assessed or payable during the term of this Lease, or any renewal periods, levied upon the Leased Property. TENANT shall pay any and all taxes on the buildings, improvements, alterations or fixtures thereon, including TENANT's personal property or trade fixtures. TENANT shall have the right to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or amount of any tax, assessment or utility charge provided no civil or criminal penalty be incurred by LANDLORD and no lien be imposed upon the Leased Property.

18. INSURANCE.

     (A) Liability Insurance. TENANT, at its expense, shall obtain and keep in force during the term of this Lease, for the protection of TENANT, LANDLORD and LANDLORD's respective shareholder, directors, officers, employees, agents and servants, as their interest may appear Commercial General Liability Insurance with limits of not less than $50,000,000.00 combined single limit per occurrence with an insurance company reasonably acceptable to LANDLORD. LANDLORD shall be named as an additional named insured under such policy or policies and TENANT shall supply to LANDLORD evidence of such insurance.

     (B) Property Insurance. TENANT, at its expense, shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Leased Property, in the amount of the full replacement value of all improvements thereof, providing protection against all perils included within the classifications of fire, flood, extended coverage, vandalism, and malicious mischief.

19. INDEMNITY. This Lease is made upon the express condition that LANDLORD and LANDLORD'S respective shareholders, directors, officers, employees, agents and servants shall be free from any and all liabilities and claims for damages and/or suits for or by reason of any injury or injuries or death to any person or persons or damage to property or loss of property of any kind whatsoever, whether the person or property of TENANT, its agents or employees, or third persons from any cause or causes whatsoever while in, on, about, around or upon the Leased Property, or any part thereof, or on any facility used as a result of or in connection with TENANT's riverboat gaming operation, during the term of this Lease, or any renewal thereof, or occasioned by any occupancy or use of the Leased Property , or any activity carried on by TENANT in connection therewith. TENANT hereby covenants and agrees to indemnify and save harmless LANDLORD and LANDLORD'S respective shareholders, directors, officers, employees, agents and servants from all losses, damages, liabilities, charges, expenses, fines, penalties, attorney's fees and costs on account of or by reason of any such injuries, liabilities, claims, suits or losses however occurring, or damages growing out of same. This indemnity shall apply regardless of whether said loss, damage, liability, claims, demands, fines, penalties, or suits are occasioned, brought about or caused, in whole or in part, by the negligence of LANDLORD and/or LANDLORD'S respective shareholders, directors, officers, employees, agents and servants and regardless of whether such negligence be active or passive, primary or secondary. This indemnity shall also apply regardless of whether said loss, damage, liability, claims, demand or suits are occasioned, brought about or caused, in whole or in part, by the strict liability of LANDLORD and/or LANDLORD'S respective shareholders, directors, officers, employees, agents and servants it being the intention of the parties hereto that LANDLORD and LANDLORD'S respective shareholders, directors, officers, employees, agents and servants be indemnified by TENANT against the consequences of its strict liability. This indemnity shall inure, by stipulation pour autrui, to the benefit of LANDLORD'S respective shareholders, directors, officers, employees, agents and servants , and any one of them may exercise this right of indemnity against TENANT independently of LANDLORD or of others.

20. ENVIRONMENTAL POLLUTION AND HAZARDOUS SUBSTANCES.

     (A) LANDLORD's Representations. Each party LANDLORD makes absolutely no warranty nor representation as to the condition of the Leased Property, including any environmental condition. TENANT assumes this Lease subject to the conditions herein and specifically assumes all liability with respect thereto.

     (B) TENANT's Warranties and Representations. TENANT warrants that prior to commencement of business, it shall have obtained all permits, licenses, and other documentation required in connection with the development, improvement, use, operation and maintenance of the property (movable or immovable) conducted under this Lease, and that no such development, improvement, use, operations or maintenance of the Leased Property shall give rise to any liability to LANDLORD.

     TENANT shall not allow the placement, use or storage on the Leased Property of any toxic, hazardous or harmful materials, substances, contaminants, or waste products, as defined by any state, federal or local law or regulation. Any liability which may be imposed upon LANDLORD as owner of the Leased Property , which arises out of the presence and/or release of any toxic, hazardous or harmful material, waste, substance or product placed or knowingly permitted to be put or placed on the Leased Property after the effective date of this Lease is hereby specifically assumed by TENANT.

     (C) TENANT's Indemnification.    TENANT shall indemnify and hold harmless
LANDLORD and LANDLORD'S respective shareholders, directors, officers, employees, agents, servants, successors, and assigns against any damages, claims, losses, liabilities and expenses which may be imposed upon, incurred by, or assessed against LANDLORD and/or LANDLORD'S respective shareholders, directors, officers, employees, agents and servants by any other party, including a government entity, relating in any way to any environmental condition or contamination on the Leased Property arising out of, directly or indirectly, TENANT's presence in, on, about, around or upon the Leased Property, even if not discovered until after termination of the Lease. TENANT's indemnification shall include reimbursement to LANDLORD for all costs or expenses, damages, claims, fines, fees, including attorney and consultant fees, civil or criminal fines and penalties, contract charges, government expenses, accounting, engineering or other fees. Such indemnity shall survive the Lease term.

     Should TENANT fail to promptly comply with any order or directive of any governmental agency or court regarding corrective action or remediation of the Leased Property, LANDLORD may take such action as has been ordered or directed and TENANT shall promptly pay to LANDLORD all reasonable expenses and costs incurred by LANDLORD, including those described above.

     This indemnity shall also apply regardless of whether said loss, damage, liability, claims, demand or suits are occasioned, brought about or caused, in whole or in part, by the strict liability of LANDLORD and/or LANDLORD'S respective shareholders, directors, officers, employees, agents and servants it being the intention of the parties hereto that LANDLORD and LANDLORD'S respective shareholders, directors, officers, employees, agents and servants be indemnified by TENANT against the consequences of its strict liability. This indemnity shall inure, by stipulation pour autrui, to the benefit of LANDLORD'S respective shareholders, directors, officers, employees, agents and servants , and any one of them may exercise this right of indemnity against TENANT independently of LANDLORD or of others.

21. WAIVER OF SUBROGATION.   Whenever (I) any loss, cost, damage or expense
resulting from any peril covered by fire insurance, with standard extended coverage, is incurred by any party to this Lease in connection with the Leased Property, or any property located thereon, and (II) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage, or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person or account thereof.

22. HOLDING OVER.   Should TENANT remain in possession of the Leased Property or any part thereof, after the expiration of this Lease, without the execution of a new Lease by LANDLORD and TENANT, TENANT shall become a tenant from month-to-month of the property, or part thereof, under all the terms, conditions, provisions and obligations of this Lease and such month-to-month tenancy may be terminated by either LANDLORD or TENANT as of the end of any calendar month upon thirty (30) days prior written notice.

23. QUIET ENJOYMENT.     Each party LANDLORD covenants that if and for so long
as TENANT pays the rent and performs the covenants and conditions hereof, TENANT shall peaceably and quietly have, hold and enjoy the Leased Property for the full term of this Lease and any renewals thereof.

24. LANDLORD'S REPRESENTATION.      Each party LANDLORD represents and warrants
that it has full right, power and authority to execute and perform this Lease and to grant the estate demised herein. The signatory on behalf of each party LANDLORD represents and warrants that it has the authority to enter into this Lease without the consent or approval of any other person or entity and makes the representations included herein knowing that TENANT will rely thereon.

25. SURRENDER OF PREMISES.    Upon termination of this Lease, TENANT shall
surrender the Leased Property in good order and condition, ordinary wear and tear, alterations and improvements and the elements excepted.

26. ATTORNEY'S FEES.          In the event LANDLORD institutes legal proceedings
against TENANT for breach of any of the terms, conditions or covenants of this Lease, the TENANT shall pay all costs, charges and expenses relative thereto, including reasonable attorney's fees.

27. NOTICES.   Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by registered or certified mail, return receipt requested or by overnight mail (e.g. Federal Express, Airborne Express, etc.), and received or rejected by the other party.

     IF TO TENANT:

     St. Charles Gaming Company, Inc.
     2415 West Northwest Highway
     Suite 103
     Dallas, TX 75220-4446

     And to

     Isle of Capri Casinos, Inc.
     711 Washington Loop
     Biloxi, Mississippi 39530
     ATTN: Allan B. Solomon or Gregory D. Guida

     IF TO LANDLORD:

     Port Resources, Inc.                and       CRU, Inc.
     Suite 1700                                    101 North Huntington
     CM Tower                                      Sulphur, Louisiana 70663-2601
     One Lakeshore Drive
     Lake Charles, Louisiana 70602


28.  COMPLIANCE WITH LAWS.     TENANT shall comply with all laws, ordinances,
rules and regulations in so far as they pertain solely to the particular manner in which the TENANT shall use the Leased Property and TENANT represents and warrants that its particular use and occupancy of the Leased Property (other than as contemplated by this Lease) shall comply fully with all private covenants, conditions and restrictions applicable to the Leased Property.

29.  NO IMPLIED WAIVER.   The failure of a party to insist upon the strict
performance of the Lease or to exercise any remedy for an event of default shall not be construed as waiver. The waiver of any event of default shall not prevent a subsequent similar event from being a default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall effect any condition other than the one specified in the waiver, and then only for the time and the manner stated.

30. TIME IS OF THE ESSENCE.   In all instances where either party is required to
pay any sum or do any other act at a particular time or within a specified period, it is understood that time is of the essence.

31. SEVERABILITY.   The headings or titles in this Lease are inserted for
convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected. Each separate provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.



     If for any reason and at any time any law applicable to TENANT's operation prohibits gaming or the operation of the contemplated riverboat hereunder, this Lease shall nevertheless remain in full force and effect for its designated term and all rights and obligations thereunder shall be complied with.

32. GUARANTY. And now unto these premises comes the Guarantors each of which declares that in consideration of LANDLORD granting this Lease to TENANT, the each of the Guarantors do hereby guarantee all and singular of the obligations of TENANT under this Lease. All previous guaranties contained in the original leases or amendments thereto remain in full force and effect.

33. CONFIDENTIALITY.     LANDLORD shall not make any public announcement or
press release concerning this transaction unless it has received TENANT's written consent. Notwithstanding anything herein to the contrary, LANDLORD is entitled to take any and all steps necessary and/or prudent, in LANDLORD's sole judgment and discretion, to protect LANDOWNER's interest in this Lease and/or in the Leased Property, said steps including but not limited to inquiries, investigations, reports, disclosures, communications, notices and/or filings as the situation may require.

34. AMENDMENT AND RESTATEMENT; LANDLORD'S CONSENT. This Lease constitutes an amendment and restatement of (1) the Agreement of Lease dated July 17, 1995 between LANDLORD and TENANT affecting the North Tract Property, as amended by Amendment to Lease dated July 17, 1995 and by Second Amendment to Lease dated July 25, 1995, and (2) the Agreement of Lease, dated March 24, 1995 between LANDLORD and TENANT affecting the South Tract Property, as amended by Amendment to Lease dated May 3, 1995, by the Second Amendment to Lease dated May 16, 1995 and by the Third Amendment to Lease dated June 6, 1995. The Lease is not a novation of the North Tract Lease or of the South Tract Lease. The Lease is and remains subject to the provisions of the 1996 Landlord's Consent.

35. RECORDABLE MEMORANDUM.          LANDLORD and TENANT agree not to record this
Lease, but each party agrees, upon request by the other, to execute a memorandum of this Lease in a recordable form and in compliance with applicable law.

36. SUCCESSORS AND ASSIGNS.   The provisions of this Lease shall apply to, bind
and inure to the benefit of LANDLORD and TENANT, and their respective successors and legal representatives.

37. LEGAL INTERPRETATION.     This Lease and the right and obligations of the
parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Louisiana.

38. ENTIRE AGREEMENT.    This Lease constitutes the entire agreement between the
parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


WITNESSES:
                                    PORT RESOURCES, INC.
______________________________
                                    BY:_________________________________
                                         William B. Lawton, President
______________________________



                                    CRU, Inc.
______________________________
                                    BY:___________________________________
                                         Thad D. Minaldi, Exec. Vice President
______________________________           & Counsel



                                    ST. CHARLES GAMING COMPANY, INC.
______________________________
                                    BY:_________________________________
                                         Allan B. Solomon, Executive Vice
                                         President and General Counsel
______________________________


                                    LOUISIANA RIVERBOAT GAMING
                                    PARTNERSHIP
______________________________
                                    BY:________________________________
                                         Allan B. Solomon, Executive Vice
                                         President and General Counsel
______________________________


                                    ISLE OF CAPRI CASINOS, INC.
______________________________
                                    BY:________________________________
                                         Allan B. Solomon, Executive Vice
                                         President and General Counsel
_____________________________

[Page 4.b]

3. (C ) Second through all subsequent Renewal Terms (Continued).    During the
second Renewal Term, the annual rent for each year of such Renewal Term shall be not less than the rent for the last twelve (12) months of the preceding Renewal Term and shall increase over the rent for the last twelve (12) months of the preceding Renewal Term by an amount equal to the greater of (i) ten percent (10%) or (ii) the percentage increase in the average consumer price index-all urban consumers (i.e., the sum of the percentage increase in the CPI-U [All Urban Consumers]) for the last year of the preceding Renewal Term as published by the Chamber/Southwest Louisiana whose offices are in Lake Charles, Louisiana, or such organization's successor, computed on the total annual rent due for the last twelve (12) months of the preceding Renewal Term. If at any time in the future the Chamber/Southwest Louisiana and its successor do not exist, the parties shall negotiate to utilize another organization's published average CPI-U for purposes of this provision.